Exhibit (n)(5)

POWER OF ATTORNEY

The undersigned officers and/or directors of TCP Capital Corp., a Delaware corporation, (“TCPC”) and Special Value Continuation Partners, LP, a Delaware limited partnership, (“SVCP,” and collectively with TCPC, the “Funds”), do hereby constitute and appoint Howard M. Levkowitz, Chief Executive Officer, Chairman of the Board and Director of each Fund, and Paul L. Davis, Chief Financial Officer of each Fund, as his true and lawful attorneys and agents, with full power and authority (acting separately and without the other) to execute in the name and on behalf of the undersigned as such officers and/or directors, a Registration Statement on Form N-2 of TCPC, including any pre-effective amendments and/or any post-effective amendments thereto and any subsequent Registration Statement of TCPC pursuant to Rule 462(b) of the Securities Act of 1933, as amended (the “1933 Act”), and any other filings in connection therewith, and to file the same under the 1933 Act or the Investment Company Act of 1940, as amended, or otherwise, with respect to the registration of TCPC or the registration or offering of TCPC’s common stock, preferred stock, debt securities, warrants, subscription rights and units, granting to such attorneys and agents and each of them, full power of substitution and revocation in the premises; and ratifying and confirming all that such attorneys and agents, or any of them, may do or cause to be done by virtue of these presents.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of this 13th day of March 2017.

/s/ Eric J. Draut	/s/ Peter E. Schwab
Eric J. Draut	Peter E. Schwab
Director	Director

/s/ Rajneesh Vig	/s/ Franklin R. Johnson
Rajneesh Vig	Franklin R. Johnson
Director and President	Director

/s/ Brian F. Wruble	/s/ M. Freddie Reiss
Brian F. Wruble	M. Freddie Reiss
Director	Director

/s/ Kathleen A. Corbet	/s/ Paul L. Davis
Kathleen A. Corbet	Paul L. Davis
Director	Chief Financial Officer
(principal financial and accounting officer)

/s/ Howard M. Levkowitz
Howard M. Levkowitz
Chairman of the Board, Director and Chief Executive Officer
(principal executive officer)

The undersigned hereby accepts appointment as attorney-in-fact as of this 13th day of March 2017.

/s/ Howard M. Levkowitz
Howard M. Levkowitz
Chairman of the Board, Director and Chief Executive Officer
(principal executive officer)

/s/ Paul L. Davis
Paul L. Davis
Chief Financial Officer
(principal financial and accounting officer)